QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

        We consent to the incorporation by reference in this Registration Statement of Petro-Canada on Form F-9 of our reports dated February 14, 2008, relating to the consolidated financial statements of Petro-Canada as at December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 (which report expresses an unqualified opinion and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference referring to changes in accounting principles that have a material effect on the comparability of the financial statements) and the effectiveness of Petro-Canada's internal control over financial reporting appearing in the Annual Report on Form 40-F of Petro-Canada for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP
Independent Registered Chartered Accountants
Calgary, Canada

March 24, 2008

QuickLinks

  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS